Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces second quarter 2015 financial results

DALLAS, Aug. 6, 2015 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the second quarter and six months ended June 30, 2015.

Key highlights for second quarter 2015:

•                  Long-term strategic initiatives on track with higher-value products and service offerings that drive customer retention, more sustainable revenue and profitability

•                  Expense reduction expected to exceed target for 2015, realizing annualized run rate savings of approximately $160 million

•                  Completed consolidation of print fulfillment and advertising graphics production systems, improving efficiencies and further reducing costs

•                  Broadened client service model with introduction of Gold tier, following earlier launch of Platinum tier. Service tiers are designed to reward and retain the company’s best and most profitable clients

“We are transforming Dex Media into the go-to marketing resource for small businesses,” said Joe Walsh, president and CEO. “We are helping local businesses fight back against the national and regional companies that are outmaneuvering them online, particularly in mobile search. We are giving them the tools and service they need to win. This strategy provides us a focused path to generate sustainable revenue and profitability over the long term.  During the quarter, we made significant progress on our core initiatives. We know we still have some way to go and we continue to work to ensure we have the right strategic, operational and financial structure in place to support our business for many years to come.”

Second Quarter 2015 Results

$ in millions	2Q’ 15	YTD ‘15
GAAP Reporting
Operating Revenue	$387	$793
Operating Revenue Growth YoY	-18.4%	-14.7%
Operating Income	$42	$68
Net (Loss)	$(42)	$(101)

	2Q’ 15	YTD ‘15
Non-GAAP Reporting
Operating Revenue	$387	$793
Operating Pro Forma Revenue Growth YoY	-18.4%	-17.4%
Adjusted EBITDA(1)	$159	$302
Adjusted EBITDA margin(1)	41.1%	38.1%

	2Q’ 15	YTD ‘15
Sales Metrics
Print Ad Sales	-22.8%	-24.6%
Digital Ad Sales	-22.1%	-25.4%
Total	-22.5%	-24.9%

(1) Adjusted EBITDA is a non-GAAP measure that represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including business transformation costs and long term incentive compensation.  Adjusted EBITDA margin (non-GAAP) is calculated by dividing Adjusted EBITDA (non-GAAP) by operating revenue.

Cash provided by operations for the six months ended June 30, 2015, was $136 million, less $9 million in capital expenditures, which resulted in free cash flow, a non-GAAP measure, of $127 million.  Dex Media had a cash balance of $191 million as of June 30, 2015.

Financial Guidance for Full Year 2015

$ millions	Low	High
Operating Revenue	$1,475	$1,525
Operating Revenue Growth YoY	-20.1%	-17.3%
Adjusted EBITDA	$510	$540
Adjusted EBITDA Margin	34.6%	35.4%
Free Cash Flow	$180	$220

Earnings Webcast Information

Dex Media will host an investor webcast at 10 a.m. EDT today.  Individuals within the United States can access today’s webcast by dialing 888-603-6873.  International participants should dial 973-582-2706.  The pass code is: 97076207.  A replay of the webcast will be available at 855-859-2056.  International callers can access the replay by calling 404-537-3406.  The replay pass code is: 97076207.  The replay will be available through Aug. 27, 2015.  In addition, you can access the webcast in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results.  As the marketing department for hundreds of thousands of small- and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About.  The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories.  For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties, and include, without limitation, future operating and financial performance of the Company (including, without limitation, the future prospects for and stability of the industry in which the Company operates, anticipated future revenues, EBITDA margins and free cash flow for the remainder of 2015, the implementation of the business transformation program and the ability of the Company to retain existing business and to obtain and retain new business. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:  our ability to provide assurance for the long-term continued viability of our business; our ability to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; our ability to obtain additional financing or refinance our existing indebtedness on satisfactory terms or at all; our ability to accurately report our financial results due to a material weakness in our internal control over financial reporting; possible changes in our credit rating; changes in our operating performance; our ability to implement our business transformation program as planned; our ability to realize the anticipated benefits in the amounts and at the times expected from the business transformation program; the risk that the amount of costs associated with our business transformation program will exceed estimates; the risk that our common stock may be delisted from The Nasdaq Stock Market LLC; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other periodic reports we file with the Securities and Exchange Commission “SEC”, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated herein by reference.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Comprehensive (Loss)

Reported (GAAP)
(dollars in millions, except per share amounts)

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/15	6/30/14	% Change

Operating Revenue	$793	$930	(14.7)

Operating Expenses
Selling	178	227	(21.6)
Cost of service (exclusive of depreciation and amortization)	265	296	(10.5)
General and administrative	73	73	—
Depreciation and amortization	209	322	(35.1)
Total Operating Expenses	725	918	(21.0)

Operating Income	68	12	NM
Interest expense, net	172	180	(4.4)
(Loss) Before Gain on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(104)	(168)	(38.1)

Gain on early extinguishment of debt	1	—	NM
(Loss) Before Provision (Benefit) for Income Taxes	(103)	(168)	(38.7)
Provision (benefit) for income taxes	(2)	(1)	100.0
Net (Loss)	$(101)	$(167)	(39.5)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	2	4	(50.0)
Comprehensive (Loss)	$(99)	$(163)	(39.3)

Basic and Diluted (Loss) per Common Share	$(5.78)	$(9.67)	(40.2)
Basic and diluted weighted-average common shares outstanding	17.4	17.3

Dex Media, Inc.	Schedule B
Consolidated Statements of Comprehensive Loss

Reported (GAAP)
(dollars in millions, except per share amounts)

	Three Mos. Ended	Three Mos. Ended
Unaudited	6/30/15	6/30/14	% Change

Operating Revenue	$387	$474	(18.4)

Operating Expenses
Selling	82	112	(26.8)
Cost of service (exclusive of depreciation and amortization)	124	146	(15.1)
General and administrative	36	50	(28.0)
Depreciation and amortization	103	161	(36.0)
Total Operating Expenses	345	469	(26.4)

Operating Income	42	5	NM
Interest expense, net	87	90	(3.3)
(Loss) Before Gain on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(45)	(85)	(47.1)

Gain on early extinguishment of debt	1	—	NM
(Loss) Before Provision (Benefit) for Income Taxes	(44)	(85)	(48.2)
Provision (benefit) for income taxes	(2)	—	NM
Net (Loss)	$(42)	$(85)	(50.6)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	(1)	2	NM
Comprehensive (Loss)	$(43)	$(83)	(48.2)

Basic and Diluted (Loss) per Common Share	$(2.39)	$(4.93)	(51.5)
Basic and diluted weighted-average common shares outstanding	17.4	17.3

Dex Media, Inc.	Schedule C
Reconciliation of Non-GAAP Measures
(dollars in millions)

Unaudited	Six Mos. Ended 6/30/15	Six Mos. Ended 6/30/14

Net (Loss) - GAAP	$(101)	$(167)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(2)	(1)
Interest expense, net	172	180
Gain on early extinguishment of debt (3)	(1)	—
Operating Income - GAAP	68	12
Depreciation and amortization	209	322
EBITDA (non-GAAP) (1)	277	334

Adjustments and pro forma items:
Adjustments for SuperMedia acquisition accounting (4)	—	21
Merger integration costs (5)	—	26
Business transformation costs (6)	24	—
Long term incentive compensation (7)	1	5
Employee benefit plan amendments (8)	—	(13)
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA (non-GAAP) (2)	$302	$373

Operating Revenue - GAAP	$793	$930
SuperMedia revenue excluded from GAAP revenue (9)	—	30
Operating Revenue - GAAP and Pro Forma Operating Revenue (non-GAAP)	$793	$960

Operating income margin (10)	8.6%	1.3%
Impact of depreciation and amortization	26.3%	34.6%
EBITDA margin (non-GAAP) (11)	34.9%	35.9%
Impact of adjustments and pro forma Items	3.2%	3.0%
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA margin (non-GAAP) (12)	38.1%	38.9%

Full Year 2015 Guidance	Low	High

Operating Income - GAAP	$60	$90
Add backs:
Depreciation and amortization	405	405
Non-GAAP adjustments	45	45
Adjusted EBITDA (non-GAAP) (2)	$510	$540

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule D
Reconciliation of Non-GAAP Measures
(dollars in millions)

Unaudited	Three Mos. Ended 6/30/15	Three Mos. Ended 6/30/14

Net (Loss) - GAAP	$(42)	$(85)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(2)	—
Interest expense, net	87	90
Gain on early extinguishment of debt (3)	(1)	—
Operating Income - GAAP	42	5
Depreciation and amortization	103	161
EBITDA (non-GAAP) (1)	145	166

Adjustments and pro forma items:
Merger integration costs (5)	—	8
Business transformation costs (6)	15	—
Long term incentive compensation (7)	(1)	2
Adjusted EBITDA (non-GAAP) (2)	$159	$176

Operating Revenue - GAAP	$387	$474

Operating income margin (10)	10.9%	1.1%
Impact of depreciation and amortization	26.6%	33.9%
EBITDA margin (non-GAAP) (11)	37.5%	35.0%
Impact of adjustments and pro forma Items	3.6%	2.1%
Adjusted EBITDA (non-GAAP) (12)	41.1%	37.1%

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule E
Consolidated Balance Sheets

Reported (GAAP)

(dollars in millions)

Unaudited	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$191	$171
Accounts receivable, net of allowances of $27 and $30	131	151
Deferred directory costs	136	161
Prepaid expenses and other	18	14
Total current assets	476	497
Fixed assets and capitalized software, net	45	64
Goodwill	315	315
Intangible assets, net	608	794
Pension assets	44	45
Other non-current assets	6	7
Total Assets	$1,494	$1,722

Liabilities and Shareholders’ (Deficit)
Current liabilities
Current maturities of long-term debt	$124	$124
Accounts payable and accrued liabilities	122	167
Accrued interest	20	20
Deferred revenue	76	93
Total current liabilities	342	404
Long-term debt	2,211	2,272
Employee benefit obligations	118	127
Deferred tax liabilities	28	30
Unrecognized tax benefits	11	11
Other liabilities	3	—

Stockholders’ (deficit):
Common stock, par value $.001 per share, authorized - 300,000,000 shares: issued and outstanding -17,566,247 at June 30, 2015 and 17,608,580 at December 31, 2014	—	—
Additional paid-in capital	1,556	1,554
Retained (deficit)	(2,692)	(2,591)
Accumulated other comprehensive (loss)	(83)	(85)
Total shareholders’ (deficit)	(1,219)	(1,122)
Total Liabilities and Shareholders’ (Deficit)	$1,494	$1,722

Dex Media, Inc.	Schedule F
Consolidated Statements of Cash Flows
Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

(dollars in millions)

	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/15	6/30/14	$ Change
Cash Flows from Operating Activities
Net (loss)	$(101)	$(167)	$66
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	209	322	(113)
Provision for deferred income taxes	(4)	(5)	1
Provision for bad debts	8	15	(7)
Non-cash interest expense	53	45	8
Stock-based compensation expense	1	2	(1)
Employee retiree benefits	2	(16)	18
Gain on early extinguishment of debt	(1)	—	(1)
Changes in assets and liabilities:
Accounts receivable	11	35	(24)
Deferred directory costs	25	8	17
Other current assets	—	5	(5)
Accounts payable and accrued liabilities	(66)	(41)	(25)
Other items, net	(1)	(1)	—
Net cash provided by operating activities	136	202	(66)

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(9)	(9)	—
Sales of fixed assets	5	—	5
Net cash (used in) investing activities	(4)	(9)	5

Cash Flows from Financing Activities
Debt repayments	(107)	(202)	95
Debt issuance costs and other financing items, net	(5)	(1)	(4)
Net cash (used in) financing activities	(112)	(203)	91
Increase (decrease) in cash and cash equivalents	$20	$(10)	$30
Cash and cash equivalents, beginning of year	171	156	15
Cash and cash equivalents, end of period	$191	$146	$45

	Six Mos. Ended	Six Mos. Ended
Non-GAAP Financial Reconciliation - Free Cash Flow	6/30/15	6/30/14	$ Change
Unaudited

Net cash provided by operating activities - GAAP	$136	$202	$(66)
Less: Additions to fixed assets and capitalized software	(9)	(9)	—
Free Cash Flow (non-GAAP)	$127	$193	$(66)

Dex Media, Inc.	Schedule G

Metrics

Advertising Sales	Three Mos. Ended	Three Mos. Ended	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/15	6/30/14	6/30/15	6/30/14

Print Products Sales
% Change year-over-year	(22.8)%	(20.5)%	(24.6)%	(20.0)%

Digital Sales
% Change year-over-year	(22.1)%	12.4%	(25.4)%	11.2%

Total Advertising Sales(1)
% Change year-over-year	(22.5)%	(10.0)%	(24.9)%	(11.4)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition.

Other Metrics	Three Mos. Ended	Three Mos. Ended	Six Mos. Ended	Six Mos. Ended
Unaudited	6/30/15	6/30/14	6/30/15	6/30/14

% of Revenue Sourced from Digital Solutions	34%	29%	33%	28%

	As of	As of
Unaudited	6/30/15	6/30/14

% Clients with a Digital Relationship	39%	36%

Dex Media, Inc.	Schedule H
Reconciliation of Non-GAAP Measures End Notes

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs. Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger integration costs, business transformation costs, long term incentive compensation and employee benefit plan amendments.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)	Gain on early extinguishments of debt represents the gain associated with the purchase of a portion of the Company’s debt below par value.

(4)	This pro forma adjustment represents the 2014 EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(5)	Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(6)

Business transformation costs represent organizational restructuring costs incurred to transform the Company by launching virtual sales offices, enabling the Company to eliminate field sales offices, the automation of the sales process, integration of systems to eliminate duplicative systems and workforce reductions.

(7)	Long term incentives include stock based compensation, other long term incentive compensation and the value creation programs.

(8)	These adjustments for 2014 include credits to expense related to pretax gains associated with employee benefit plan amendments.

(9)	This pro forma adjustment represents the revenue results of SuperMedia that as a result of acquisition accounting, were not included in the 2014 GAAP results of Dex Media.

(10)	Operating income margin is calculated by dividing operating income by operating revenue.

(11)	EBITDA margin (non-GAAP) is calculated by dividing EBITDA (non-GAAP) by GAAP operating revenue.

(12)

Adjusted EBITDA margin (non-GAAP) is calculated by dividing Adjusted EBITDA (non-GAAP) by operating revenue. Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA (non-GAAP) by Pro Forma operating revenue (non-GAAP).